EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER ("Plan") is made this 28th day of October, 1999, among URREA Enterprises, Inc., a Nevada corporation ("URREA"); EduLink, Inc., a California corporation, ("EduLink") and its shareholders
("Shareholders").

    URREA wishes to acquire one hundred percent (100%) of the issued and outstanding stock of EduLink for and in exchange for stock of URREA, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                                    Section 1

                                Terms of Exchange

    1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of EduLink agree to assign, transfer, and deliver to URREA, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of EduLink stock, and URREA agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of URREA's stock, par value $.001, in the aggregate of 7,776,000 common shares, the amount of these shares shall be adjusted to 388,800,000 common shares to take into account the forward stock split provided for in Section 2.2 (c). Pursuant to Section 2.2 (c) prior to the issuance of the 7,776,000 shares URREA will effect a forward stock split of its issued and outstanding shares on a 50 for 1 basis, which will increase URREA's issued and outstanding stock from 5,180,450 common shares to 259,022,500 common shares. Therefore, 388,800,000 common shares shall be issued to EduLink which shall represent approximately sixty percent (60%) of the then issued and outstanding stock of URREA. Subsequent to the date hereof, the Shareholders shall, upon the surrender to URREA of the EduLink certificates representing their respective beneficial and record ownership of one hundred percent (100%) of the issued and outstanding shares of EduLink or as soon as practicable thereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged URREA stock as provided for herein. Upon the consummation of the transaction contemplated herein, URREA shall merge with EduLink and become the surviving corporation.

    1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of URREA shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in URREA common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

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    1.3 Delivery of Certificates. The Shareholders shall transfer to URREA at the closing provided for in Section 2 (the "Closing") the shares of common stock of EduLink listed opposite their respective names on Exhibit A hereto (the "EduLink shares") in exchange for shares of the common stock of URREA as outlined above in Section 1.1 hereof (the "URREA Stock"). All of such shares of URREA stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of EduLink shares by the Shareholders shall be effected by the delivery to URREA at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

    1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as URREA may request in order to more effectively sell, transfer and assign clear title and ownership in the EduLink shares to URREA.

                                    Section 2

                                     Closing

    2.1 Closing. The Closing contemplated by Section 1.3 shall be held on or before October 3 1, 1 999 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

    2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby. At the Closing, the following events will take place:

    (a) The Board of Directors and the owners of a majority of the issued and outstanding stock of URREA will adopt a resolution to change the name of URREA to EduLink, Inc.

    (b) The Board of Directors and the owners of a majority of the issued and outstanding stock of URREA will adopt a resolution to increase the authorized capital of URREA to 1.5 billion common shares.

    (c) The Board of Directors and the owners of a majority of the issued and outstanding stock of URREA will adopt a resolution to forward split issued and outstanding common stock of

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URREA on a 50 for 1 basis which will increase the issued and outstanding stock of URREA from 5,180,450 common shares to 259,022,500.

    (d) The current officers and directors of URREA shall submit their resignations and appoint the following officers and directors:

       Michael Rosenfeld      CEO and Director
       Dr. Ronald C. Recigno  President, Treasurer and Director
       Ian Recigno            Senior Vice President - Operations
       Stephanie Eichhom      Secretary
       Dorothy M. Tucker      Director
       Kathleen McGuire       Director

                                    Section 3

              Representations, Warranties and Covenants of URREA

    URREA represents and warrants to, and covenants with, the Shareholders and EduLink as follows:

    3.1 Corporate Status. URREA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. URREA has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the URREA schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of URREA's Articles of Incorporation or Bylaws. URREA has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

    3.2 Capitalization. The authorized capital stock of URREA as of the date hereof consists of 50,000,000 common shares, par value $.001. Pursuant to
Section 2.2 (b), at the losing the Board of Directors will adopt an amendment to increase the authorized capital of URREA from 50,000,000 common shares to 1.5 billion common shares. As of the date hereof there are 5,180,450 common shares of URREA issued and outstanding. Upon completion of the forward stock split provided for in Section 2.2 (c) URREA will have 259,022,500 common shares issued and outstanding. The common shares of URREA issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of URREA's common stock or with regard to any options, warrants or other contractual rights to acquire any of URREA's authorized but unissued common shares.

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    3.3 Financial Statements.

        (a) URREA hereby warrants and covenants to EduLink that the financial statements fairly and accurately represent the financial condition of URREA and that no material change has occurred in the financial condition of URREA.

        (b) URREA hereby warrants and represents that the financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of URREA as submitted heretofore to EduLink for examination and review.

    3.4 Conduct of Business. URREA is a development stage company and has not been engaged in any operational activities prior to the date hereof.

    3.5 Options, Warrants and Rights. URREA has no options, warrants or stock appreciation rights related to the authorized but unissued URREA common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued URREA common stock, except options, warrants, calls, or commitments, if any, to which URREA is not a party and by which it is not bound.

    3.6 Title to Property. URREA has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of URREA, and the properties and assets of URREA are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

    3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of URREA, threatened by or against or effecting URREA at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; URREA does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

    3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, URREA and its present management will (i) give to the Shareholders and EduLink, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and EduLink, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of URREA as the Shareholders and EduLink, or their duly authorized representatives, may reasonably request. Any such request to inspect URREA's books shall be directed to URREA's counsel, Daniel W. Jackson, at the address set forth herein under Section 10.4 Notices.

    3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), URREA and its representatives will keep confidential any information which they obtain from the Shareholders or from EduLink concerning its properties, assets and the proposed business operations

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of EduLink. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on December 31, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, URREA will return to EduLink all written matter with regard to EduLink obtained in connection with the negotiations or consummation of this Plan.

    3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreements or instrument to which UREA was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of URREA.

    3.11 Corporate Authority. URREA has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and EduLink, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

    3.12 Consent of Shareholders. URREA hereby warrants and represents that the shareholders of URREA, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute this Agreement and Plan of Merger as between URREA and EduLink pursuant to a stock-for-stock transaction in which URREA would acquire one hundred percent of the issued and outstanding shares of EduLink in exchange for the issuance of a total of 388,800,000 common shares of URREA and thereby EduLink shall merge with and into URREA.

    3.13 Special Covenants and Representations Regarding the Exchanged URREA Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged URREA shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to URREA a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

3.14 Undisclosed or Contingent Liabilities. URREA hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to EduLink in writing or in this Agreement or in any exhibit attached hereto.

3.15 Information. The information concerning URREA set forth in this Plan, and the URREA schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to EduLink in connection with this Plan.

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    3.16 Title and Related Matters. URREA has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the URREA balance sheets, free and clear of any and all liens and encumbrances.

    3.17 Contracts or Agreements. URREA is not bound by any material contracts, agreements or obligations which it has not already disclosed to EduLink in writing or in this Agreement or in any Exhibit attached hereto.

    3.18 Governmental Authorizations. URREA has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

    3.19 Compliance with Laws and Regulations. URREA has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of URREA or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to EduLink.

    3.20 Approval of Plan. The Board of Directors of URREA has authorized the execution and delivery of this Plan by URREA and have approved the Plan and the transactions contemplated hereby. URREA has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

    3.21 Investment Intent. URREA is acquiring the EduLink shares to be transferred to it under this Plan for the purpose of merging with EduLink and not with a view to the sale or distribution thereof, and URREA shall cancel the EduLink shares upon the completion of the merger.

    3.22 Unregistered Shares and Access to Information. URREA understands that the offer and sale of the EduLink shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning EduLink or the EduLink shares. URREA has been provided with and reviewed all information concerning EduLink, the EduLink shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the EduLink shares. URREA has made an investigation as to the merits and risks of its acquisition of the EduLink Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of EduLink concerning EduLink, the EduLink shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the EduLink shares.

    3.23 Obligations. URREA has no outstanding obligations to any of its employees or consultants.

    3.24 URREA Schedules. URREA has delivered to EduLink the following items listed below, hereafter referred to as the "URREA Schedules", which are hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of URREA on or about the date of the Plan will be executed to certify that the URREA Schedules are true and correct.

        (a) Copy of Articles of Incorporation, as amended, and Bylaws;

        (b) Financial statements;

        (c) Shareholder list;

        (d) Resolutions of Directors approving Plan;

        (e) Consent of Shareholders approving Plan;

        (f) Officers' Certificate as required under Section 6.2 of the Plan;

        (g) Opinion of counsel as required under Section 6.4 of the Plan;

        (h) Certificate of Good Standing;

                                    Section 4

             Representations, Warranties and Covenants of EduLink

    EduLink represents and warrants to, and covenants with, the Shareholders and URREA as follows:

    4.1 Corporate Status. EduLink is a corporation duly organized, validly existing and in under the laws of California, incorporated on January 25, 1996. On September 30, 1990, EduLink filed its Statement By Domestic Stock Corporation in order to receive its Certificate of Good Standing from the State of California. EduLink has also filed tax returns for the years ended 1997 and 1996 in order to receive its Certificate of Tax Clearance from the Tax Clearance Unit. The Statement By Domestic Stock Corporation and the tax returns for 1997 and 1996 are attached hereto as Schedule (k) of the EduLink Schedules. EduLink has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. included in the EduLink schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of EduLink's Articles of Incorporation or Bylaws. EduLink has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

    4.2 Capitalization. The authorized capital stock of EduLink as of the date hereof consists of 20,000,000 common shares, par value $.001 and 51 preferred shares, par value $001. As of the date hereof there are 3,400,000 common shares of EduLink issued and outstanding. There are no preferred shares issued and outstanding. The foregoing shares are fully paid, non-assessable shares. As of the date hereof there are 1,870,000 warrants outstanding. A Warrant Description is attached hereto as Exhibit C.

    4.3 Conduct of Business. EduLink will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of URREA, enter into any material commitments from the date of execution of the Plan and through the closing of the Plan.

    EduLink agrees that EduLink will conduct itself in the following manner pending the Closing:

        (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of EduLink.

        (b) Capitalization, etc. EduLink will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

    4.4 Title to Property. EduLink has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of EduLink, and the properties and assets of EduLink are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements and subject to the Agreement by and Between EduLink and Saatchi & Saatchi North America Inc. ("Saatchi Agreement") attached hereto in Schedule (f) of EduLink, Inc.'s Schedules.

    4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of EduLink, threatened by or against or effecting EduLink at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; EduLink does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

    4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, EduLink and its present management will (i) give to URREA, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that URREA, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of EduLink as the Shareholders and EduLink, or their duly authorized representatives, may reasonably request. Any such request to inspect EduLink's books shall be directed to EduLink's representative, at the address set forth herein under
Section 10.4 Notices.

    4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), EduLink and its representatives will keep confidential any information which they obtain from the Shareholders or from EduLink concerning its properties, assets and the proposed business operations of EduLink. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on December 31, 1999, or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, EduLink will return to URREA all written matter with regard to URREA obtained in connection with the negotiations or consummation of this Plan.

    4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of URREA to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to URREA on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

    4.9 Unregistered Shares and Access to Information. EduLink and the Shareholders understand that the offer and sale of URREA shares to be exchanged for the EduLink shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning URREA or URREA stock. EduLink and the Shareholders have been provided with and reviewed all information concerning URREA and URREA shares, to be exchanged for the EduLink shares as they have considered necessary or appropriate as prudent and .knowledgeable investors to enable them to make informed investment decisions concerning the URREA shares, to be exchanged for the EduLink shares. EduLink and the Shareholders have made an investigation as to the merits and risks of their acquisition of the URREA shares, to be exchanged for the EduLink shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of URREA concerning URREA shares to be exchanged for the EduLink shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the URREA shares to be exchanged for the EduLink shares.

    4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of EduLink of whatever class or series, which the Shareholders have contracted to exchange.

    4.11 Contracts. All claims in this section are subject to the terms and conditions in the Saatchi Agreement, attached hereto in Schedule (f) of EduLink, Inc.'s Schedules. It is further understood that on or before the Closing Date of this Agreement Ian Rescigno, Michael Rosenfeld

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

and Ronald Rescigno will execute their respective employment agreements with EduLink attached hereto as Schedule G.

        (a) Except for the Saatchi Agreement, attached hereto in Schedule (f) of EduLink, Inc.'s Schedules, and the employment agreements EduLink is not a party to any contracts, written or oral, or any other commitments to which EduLink is a party or by which EduLink or its properties are bound.

        (b) Except for the Saatchi Agreement attached hereto in Schedule (f) of EduLink, Inc.'s Schedules and the employment agreements EduLink is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of EduLink.

        (c) Except for the employment agreements EduLink is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by EduLink, except for adequate value and pursuant to contract. EduLink has not entered into any material transaction which is not listed in the EduLink Schedules or reflected in the EduLink financial statements.

    4.12 Material Contract Defaults. EduLink is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of EduLink, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which EduLink has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others with the exception of the Saatchi Agreement, attached hereto in Schedule (f) of EduLink, Inc.'s Schedules.

    4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which EduLink was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of EduLink.

    4.14 Governmental Authorizations. EduLink is in good standing in the State of California. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body

                                      -10

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is required in connection with the execution and delivery by EduLink of this
Plan and the consummation by EduLink of the transactions contemplated hereby.

    4.15 Compliance with Laws and Regulations. EduLink has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of EduLink or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to URREA.

    4.16 Approval of Plan. The Board of Directors of EduLink have authorized the execution and delivery of this Plan by EduLink and have approved the Plan and the transactions contemplated hereby. EduLink has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

    4.17 Information. The information concerning EduLink set forth in this Plan, and the EduLink Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to URREA in connection with this Plan.

    4.18 EduLink Schedules. EduLink has delivered to URREA the following items listed below, hereafter referred to as the "EduLink Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of EduLink on or about the date within the Plan is executed to certify that the EduLink Schedules are true and correct.

    (a) Copy of Articles of Incorporation and Bylaws;

    (b) Financial Statements;

    (c) Resolutions of Board of Directors approving Plan;

    (d) Consent of Shareholders approving Plan;

    (e) Schedule of all debts, mortgages, security interests, pledges, liens, encumbrances, claims and the like;

    (f) Schedule of all material contracts;

    (g) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

    (h) A schedule showing the name and location of each bank or other institution with which EduLink has an account;

    (i) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

    (j) Officers' Certificate as required by Section 7.2 of the Plan;

    (k) Copy of state and federal tax returns for the years ended 1997 and 1996 and Statement By Domestic Stock Corporation.

    (l) Certificate of Good Standing


                                   Section 5

                                Special Covenants

    5.1 Resignation of Directors. At the Closing, all of URREA's current officers and directors will resign from their respective positions, in seriatim.

    5.2 Name of the Corporation. At the Closing, the Board of Directors of URREA will adopt a resolution to change the name of URREA to EduLink, Inc.

    5.3 EduLink Information Incorporated in URREA's Reports. EduLink represents and warrants to URREA that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. EduLink agrees to indemnify and hold URREA harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, or omission of a material fact contained in such information delivered hereunder.

    5.4 URREA Information Incorporated in EduLink's Reports. URREA represents and warrants to EduLink that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. URREA and the current officers and directors of URREA agree to indemnify and hold EduLink Harmless, including each of its Directors and Officer, and each person, if any, who controls such party, under any applicable law from and against any and all losses claims, damages, expenses or liabilities to which any of them any become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, or omission of a material fact contained in such information delivered hereunder.

    5.5 Special Covenants and Representations Regarding the Exchanged URREA Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the URREA shares in exchange for one hundred percent (100%) of the issued and outstanding shares of EduLink to the Shareholders constitutes of offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquired such securities. URREA intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his EduLink shares and the receipt of the URREA shares exchanged therefor, shall execute and deliver to URREA a litter of investment intent to indicate, among other representations, that the Shareholder is exchanging the EduLink shares for URREA shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

    5.6 Action Prior to Closing. Upon the execution hereof until the Closing date,

    (a) EduLink and URREA will (i) perform all of their obligations under material contracts, leases, insurance policies and/or documents relating to their assets and business; (ii) use their best efforts to maintain and preserve their business organization intact, to retain their key employees, and to maintain its relationship with existing potential customers and client; and
(iii) fully comply with the perform in all material respects all duties and obligations imposed on them by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

    (b) Neither EduLink nor URREA will (i) make any change in their Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 and Section 5 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in except of $10,000.


                                   Section 6

                     Conditions Precedent to Obligations of
                          EduLink and the Shareholders

    All obligations of EduLink and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

    6.1 Accuracy of Representations. The representations and warranties made by URREA in this Plan were true when made and shall be true as of the Closing date (except for exchanges therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, URREA shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. EduLink shall have been furnished with a certificate, signed by a duly authorized executive officer of URREA and dated the Closing date, to the foregoing effect.

    6.2 Officers' Certificate. EduLink and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of URREA, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of URREA, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of URREA, and that this Agreement has been complied with in all material respects.

    6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of URREA, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of URREA, except as otherwise disclosed to EduLink.

    6.4 Opinion of Counsel of URREA. URREA shall furnished to EduLink and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to EduLink and the Shareholders to the effect that:

    (a) URREA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

    (b) The business of URREA, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of EduLink, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and URREA has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

    (c) The authorized and outstanding capital stock of URREA as set forth in
Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

    (d) There are no material claims, suits or other legal proceedings pending or threatened against URREA or any court or before or by any governmental body which might materially effect the business of URREA or the financial condition of URREA as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against URREA.

    (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of URREA, or any contract, agreement, indenture, mortgage, or other by which URREA is bound.

    (f) This Plan constitutes a legal, valid and binding obligation of URREA enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles or considered in a proceeding in equity of law).

    (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of URREA and have been duly authorized by its Board of Directors.

    (h) URREA has not, nor will it undertake any action, the result of which would endanger the tax-free mature of the Plan.

    6.5 Good Standing. EduLink shall have received a Certificate of Good Standing for the State of Nevada, dated within ninety (90) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that URREA is in good standing as a corporation in the State of Nevada.

    6.6 Other Items. EduLink and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as EduLink and the Shareholders may reasonably request.

                                   Section 7

                  Conditions Precedent to Obligations of URREA

    All obligations of URREA under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

    7.1 Accuracy of Representations. The representations and warranties made by EduLink and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, URREA shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. URREA shall have been furnished with a certificate, signed by a duly authorized executive officer of EduLink and dated the Closing date, to the foregoing effect.

    7.2 Officers' Certificate. URREA shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of EduLink, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of EduLink, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of EduLink, and that this Agreement has been complied with in all material respects. All of the representations made in this paragraph 7.2 would be subject to the Saatchi Agreement, attached hereto in Schedule (f) of EduLink, Inc.'s Schedules.

    7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of URREA, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of EduLink, except as otherwise disclosed to URREA.

    7.4 Dissenter's Rights Waived. Shareholders representing one hundred percent (100%) of the issued and outstanding shares of EduLink, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of Nevada in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions to this Plan by EduLink.

    7.5 Other Items. URREA shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as URREA may reasonably request.

    7.6 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to URREA.

                                   Section 8

                                  Termination

    8.1 Termination by EduLink or the Shareholders. This Plan may be terminated any time prior to the Closing date by action of EduLink or the Shareholders, if URREA shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

    8.2 Termination by URREA. This Plan may be terminated at any time prior to the Closing date by action of URREA if EduLink shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

    8.3 Termination by Mutual Consent

    (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of URREA, expressed by action of its Board of Directors, EduLink or the Shareholders.

    (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall are its own costs in connection herewith.

                                   Section 9
                          Shareholders' Representative

    The Shareholders hereby irrevocably designate and appoint Michael Rosenfeld, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to executive, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to URREA hereunder, unless agreed in writing by the Shareholders.

                                   Section 10
                              General Provisions

    10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

    10.2 Consolidated Financial Statements. As soon as practicable after the closing EduLink and the Shareholders shall cause to have consolidated financial statements prepared.

    10.3 Payments of Costs and Fees. URREA and EduLink shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

    10.4 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, EduLink and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to URREA's shareholders which shall contain information required by Regulation 240.14f-a as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of !934, as amended.

    10.5 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or as such other addresses as follows:

If to URREA:             URREA Enterprises, Inc.
                         417 Agate
                         Rock Springs, Wyoming 82901

With a copy to:          Daniel W. Jackson, Esq.
                         525 South 300 East
                         Salt Lake City, Utah 84111

If to EduLink:           EduLink, Inc.
                         450 North Roxbury Drive, Suite 602
                         Beverly Hills, California 90210

If to the Shareholders:  Michael Rosenfeld
                         450 North Roxbury Drive, Suite 602
                         Beverly Hills, California 90210

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice of communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

    10.6 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between URREA, EduLink and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

    10.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which even (and to that extent only) federal law shall govern.

    10.8 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. EduLink and URREA acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or nay part of effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

    10.10 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be encurred ass a waiver of the same or any other default than, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty (30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

    10.11 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

    10.12 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

    10.13 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

    IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Merger effective the day and year first set forth above.

Attest:                        URREA ENTERPRISES, INC.

/s/ Anita Patten               By /s/ Martin Giocoechea
----------------                 ------------------------
                               Its President


Attest:                        EDULINK, INC.

/s/                            By /s/ Ronald C. Rescigno
----------------                 ------------------------
                               It President


Attest:                        SHAREHOLDERS

/s/                            By /s/ Michael Rosenfeld
----------------                 ------------------------

Attest:

/s/                              /s/ Ronald C. Rescigno
----------------                 ------------------------
                                 Ronald C. Rescigno


Attest:                          AM-TWO, LLC


/s/                           By:  /s/ Alan Miller
----------------                   ------------------------
                                   Alan Miler
                              Its: Manager


Attest:                       AM-THREE, LLC


/s/                           By:  /s/ Alan Miller
----------------                   ------------------------
                                   Alan Miler
                              Its: Manager


Attest:                          AM-FOUR, LLC


/s/                           By:  /s/ Eric Ellenhorn
----------------                   ------------------------
                                   Eric Ellenhorn
                              Its: Manager